COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS GROWTH AND INCOME FUND, INC. WITH THE
STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND
THE WILSHIRE LARGE COMPANY VALUE INDEX

EXHIBIT A:

                DREYFUS                                 STANDARD
               GROWTH AND          WILSHIRE           & POOR'S 500
 PERIOD        INCOME          LARGE COMPANY        COMPOSITE STOCK
             FUND, INC.         VALUE INDEX**        PRICE INDEX *

12/31/91         10,000            10,000               10,000
10/31/92         11,257            10,804               10,281
10/31/93         13,986            13,181               11,814
10/31/94         13,993            12,834               12,270
10/31/95         15,836            16,594               15,510
10/31/96         18,910            20,265               19,245
10/31/97         21,362            26,053               25,423
10/31/98         22,906            29,283               31,019

*Source:  Lipper Analytical Services, Inc.
**Source:  Wilshire Associates, Inc.